Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 8, 2009, except for Note 18 for which the date is October 16, 2009 relating to the financial statements and financial statement schedules, which appears in Cellu Tissue Holdings, Inc.’s Registration Statement on Form S-1 (No. 333-162543).

/s/ PricewaterhouseCoopers LLP

Atlanta, GA

January 27, 2010